Exhibit 10.39

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CUSTOM SALES AGREEMENT	[LOGO OF IBM]

BASE AGREEMENT

International Business Machines Corporation	281 Winter St. Waltham, MA 02451

Signature Version	Agreement No. 000569

Customer:	Microtune, Inc.
2210 10th Street Plano, Texas 75074

This Custom Sales Agreement, which consists of this Base Agreement and Statement of Work Attachments, shall be referred to as the “Agreement”. The term of this Agreement commences on June 13, 2000 and expires on December 31, 2004.

By signing below, the parties each agree to be bound by the terms and conditions of this Agreement including the initial Statement of Work, Attachment No. 1, and no additional signature on the initial Statement of Work is required. Subsequent Statement of Work Attachments under this Agreement must be signed by the parties to become effective.

Upon signature by both parties, it is agreed this Agreement constitutes the complete and exclusive agreement between them superseding all contemporaneous or prior agreements, written or oral, relating to the subject matter notwithstanding anything contained in any document issued by either party. This Agreement may not be amended or modified except by a written amendment signed by duly authorized signatories of both parties.

The parties expressly acknowledge that they have received and are in possession of a copy of any referenced item which is not physically attached to the Agreement and any such item will be treated as if attached.

Accepted and Agreed To:

Microtune, Inc.		International Business Machines Corporation

By:	/s/ Albert H. Taddiken	By:	/s/ John Beiswenger

Name:	Albert H. Taddiken	Name:	John Beiswenger
	(print or type name)	Title:	Exec. Mgr. MD WW Contracts &
Title:	CTO		Business Practices, IBM TG
(print or type title)

Date: 3/28/02		Date:	April 3, 2002

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 2 of 8

1.0 DEFINITIONS

Capitalized terms in this Agreement have the following meanings. An Attachment may define additional terms; however, those terms apply only to that Attachment.

1.1 “Item” shall mean any part, specification, design, document, report, data or the like which Customer delivers to IBM under this Agreement.

1.2 “Product” shall mean production units to be sold or purchased under this Agreement. Products shall not include Prototypes.

1.3 “Prototype” shall mean a preliminary version of a Product which may or may not be functional, is intended for internal use and testing and not for resale, and is not suitable for production in commercial quantities.

1.4 “Purchase Order Lead Time” shall mean the required minimum amount of time between IBM’s receipt of the purchase order issued by Customer and the requested shipment date that is necessary to accommodate manufacturing cycle time.

1.5 “Related Company” of a party hereunder shall mean a corporation, company or other entity which controls or is controlled by such party or by another Related Company of such party, where control means ownership or control, direct or indirect, of more than fifty (50) percent of: (i) the outstanding voting shares or securities (representing the right to vote for the election of directors or managing authority), or (ii) the ownership interests representing the right to make decisions for such a corporation, company or other entity (as the case may be in a partnership, joint venture or unincorporated association having no outstanding shares or securities). However, any such corporation, company or other entity shall be deemed to be a Related Company of such party only so long as such ownership or control exists.

1.6 “Service” shall mean any manufacturing activity or design, or engineering work IBM performs.

1.7 “Shipment Date” shall mean IBM’s estimated date of shipment.

2.0 AGREEMENT STRUCTURE

2.1 This Agreement consists of: (i) the Base Agreement which defines the basic terms and conditions of the relationship between the parties; and (ii) Attachments which specify the details of a specific work task. An Attachment may include additional or differing terms and conditions, however such terms and conditions apply only to that Attachment. Attachments also include any specification documents agreed to by the parties applicable to the specific work under that Attachment.

2.2 If there is a conflict among the terms and conditions of the various documents, Attachment terms and conditions govern.

2.3 Except for Product part numbers, part number descriptions, prices and quantities, purchase orders and acknowledgements will be used to convey information only and any terms and conditions on those are void and replaced by this Agreement.

2.4 Customer and its wholly owned subsidiaries may order under this Agreement. Either party may include its other Related Companies under this Agreement by written agreement with the other party.

2.5 For non-U.S. sales (sales for which IBM ships to Customer and Customer takes title outside the U.S.), the contract of sale for Products purchased under this Agreement will be between the IBM legal entity that will supply the Products (“the Plant”) and Customer. It is agreed that all such orders will incorporate the terms of this Agreement whether expressly referenced or not, and will only be accepted subject to the terms of this Agreement. Orders will be accepted by the Plant when it issues an acceptance document thereby creating the contract of sale for the Products. IBM reserves the right to enforce the provisions of this Agreement on behalf of the Plant.

2.6 For U.S. sales (sales for which IBM ships to Customer and Customer takes title within the U.S.), the contract of sale for Products purchased under this Agreement will be between IBM and Customer.

2.7 Any purchase order submitted by Customer during the term of this Agreement (whether or not it references this Agreement) for Products, Prototypes, or Services from IBM’s Microelectronics Division shall be subject to and governed by the terms and conditions of this Agreement, unless there is another signed, written agreement in place between IBM and Customer with respect to the subject matter of the purchase order. The foregoing shall be in effect regardless of whether Customer and IBM have executed any Attachment specific to the Products, Prototypes, or Services ordered. If no such Attachment has been executed, then the terms of the Attachment most recently executed by Customer and IBM shall control, except with respect to those matters which are uniquely applicable to the specific Product,

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 3 of 8

Prototype or Service in question (such as specific NRE charges, Product pricing, specific Items and deliverables, Product names and descriptions, Purchase Order Lead Times, and demand forecasts).

3.0 ORDER AND DELIVERY

3.1 Customer shall order Products, Prototypes and Services by issuing written purchase orders, which are subject to acceptance by IBM. [***] Purchase orders must be received by IBM in advance, with at least the Purchase Order Lead Time specified in the applicable Attachment. [***] In the event that IBM agrees to accommodate Customer’s request for expedited processing, IBM will notify Customer of the associated expedite fees, if any.

3.2 Customer is responsible for all freight and duty charges from IBM’s shipping location. Title and risk of loss pass to the Customer upon tender to the carrier for shipment to the Customer.

3.3 Customer may authorize its subcontractors to purchase Products from IBM at any time upon reasonable prior written notice to IBM. Customer shall provide IBM with written authorization to sell to each such subcontractor. Such authorization shall state the name and address of the authorized subcontractor and the specific Product(s) that Customer authorizes such subcontractor to purchase.

IBM may perform credit reviews of any subcontractor and based on the credit reviews, or for any other reason, IBM shall have the right to not sell Product to such subcontractor or to sell Product to such subcontractor under cash-in-advance, letter of credit or other payment terms, in IBM’s sole discretion. IBM reserves the right to require each subcontractor to agree, in writing, to separate terms and conditions for the purchase of Product before IBM will accept its purchase orders. IBM agrees to offer Customer’s subcontractors the same prices, warranty and cancellation terms for Products that have been agreed upon by IBM and Customer. Customer agrees to guarantee its subcontractor’s performance under such agreement. Nothing herein prevents IBM from terminating any such agreement with a subcontractor in accordance with such agreement’s terms and conditions, and Customer shall not have any rights as against IBM with respect to IBM’s sales to any subcontractors and Customer shall not be a third party beneficiary of any such agreement.

Upon sixty (60) days prior written notice, Customer may provide IBM with notice that a subcontractor is no longer authorized to purchase Product under this Agreement, provided that (1) any remedy Customer may be entitled to or seek resulting from any shipments to any such withdrawn subcontractor shall be between Customer and its subcontractor and shall not involve or otherwise affect IBM and (2) in the event of such a withdrawal, Customer will either cancel any open orders and pay any applicable cancellation charges or accept delivery of and pay for any Products then being manufactured by IBM for the subcontractor.

4.0 CUSTOMER’S RESPONSIBILITIES

Customer represents and warrants that:

4.1 Products will be: (1) integrated or incorporated into systems sold under Customer’s logo or trade name or as otherwise specified by IBM in an order confirmation; or (2) distributed in incidental additional quantities for use as service or upgrade parts in systems Customer has sold. Customer may also use up to 5% of the Products internally.

4.2 Customer will not use any Products, Prototypes or Services acquired hereunder, or sell or transfer such Products, Prototypes or Services to any others including civilian end users for use, in conjunction with medical devices or military or nuclear applications.

4.3 Customer will keep suitable records to show compliance with this Agreement. At IBM’s request, Customer will demonstrate to IBM that Customer has fully complied with the Agreement’s terms.

4.4 Customer will not: make any representations or warranties about IBM or the Products, Prototypes or Services other than those IBM specifically authorizes in writing. Neither party shall take any action or make any commitment in the other party’s name.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 4 of 8

5.0 CANCELLATION AND RESCHEDULING

5.1 It is IBM’s objective to fill any order it accepts. However, notwithstanding any other provision of the Agreement, in the event that IBM becomes aware that its ability to supply Product is constrained, IBM [***] may as IBM deems reasonable, reduce quantities or delay shipments to Customer. [***]

5.2 Customer may cancel or reschedule an order only upon prior written notice to IBM. In the event of a cancellation or reschedule which exceeds the rescheduling rights set forth in an applicable Attachment, Customer shall pay the quoted price for Products, Prototypes and/or Services delivered or ready for shipment and the cancellation charges set forth in the applicable Attachment.

5.3 Customer agrees that if Customer decreases the total quantity of an order that has a unit price based on an agreed to quantity Customer will pay an applicable higher unit price for previous shipments and for new shipments.

6.0 PAYMENT

6.1 Prices shall be as set forth in an applicable Attachment. IBM shall invoice Customer after the Products or Prototypes have been shipped or the Services provided. Customer shall pay the full amount of the invoice within thirty (30) days of the invoice date, provided however, that IBM shall have the right, in its sole discretion, to require payment before shipment or payment via letter of credit. IBM may stop shipments to Customer if Customer does not comply with applicable credit terms or limits or this Agreement until such time as Customer is able to meet its obligations hereunder (subject to IBM’s termination rights in Section 13.1). Late payment of invoices may be assessed a charge equal to the lesser of 1.5% per month of the balance due or the statutorily allowed maximum rate of interest in accordance with the laws of the State of New York.

7.0 TAXES

7.1 Customer is responsible for all taxes related to Products, Prototypes and Services except for taxes based on IBM’s net income.

8.0 LIMITED WARRANTY

8.1 IBM warrants all Products to be free from defects in material and workmanship for a period of thirty (30) days from date of shipment unless otherwise stated in an Attachment applicable to such Products. Customer acknowledges that the functionality of Products is contingent on Customer’s designs and, therefore, such warranty does not apply to the functionality of Products fabricated under this Agreement. IBM warrants Services will be performed using reasonable care and skill.

8.2 IBM’s sole liability and Customer’s sole remedy for breach of warranty shall be limited as stated in this Section 8 and Section 12, and in applicable Attachments.

8.3 If Customer claims that any Products are nonconforming, Customer shall (1) promptly notify IBM in writing of the basis for such nonconformity; (2) follow IBM’s instructions for return of the Products; and (3) at IBM’s request, return the Products freight collect to the IBM designated location. Unless otherwise agreed to by the parties, Customer will not return such Products to IBM more frequently than once per week.

8.4 If IBM determines such Products do not meet warranty, IBM will, at its option, repair or replace the Products or issue a credit at the most recent price. If IBM replaces the Products, the returned Products become IBM’s property. This warranty does not cover Products that are defective because of accident. abuse, misuse, negligence, modification, improper maintenance, removal or alteration of labels by Customer or a third party, failure caused by a product which IBM did not provide or for which IBM is not responsible, or use or storage in other than its specified operating environment.

8.5 This warranty is not transferable. No course of dealing, course of performance, usage of trade, or description of Product, Prototype or Service shall be deemed to establish a warranty, express or implied.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 5 of 8

8.6 ALL PROTOTYPES ARE PROVIDED “AS IS” WITHOUT WARRANTY OR INDEMNIFICATION OF ANY KIND BY IBM.

8.7 THE FOREGOING WARRANTIES ARE CUSTOMER’S EXCLUSIVE WARRANTIES AND REPLACE ALL OTHER WARRANTIES OR TERMS, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF NONINFRINGEMENT AND THE IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY, FITNESS OR USAGE FOR PARTICULAR PURPOSE, AND SATISFACTORY QUALITY.

9.0 INTELLECTUAL PROPERTY AND INDEMNIFICATION

9.1 [***] IBM has no obligation hereunder unless Customer (1) promptly notifies IBM, in writing, of the charge of infringement; (2) allows IBM to control and cooperates with IBM, at IBM’s expense, in the defense and any related settlement activities; and (3) upon the written request of IBM either: (a) allows IBM to modify or replace the Product, or (b) returns the Product to IBM for a credit equal to the purchase price paid by Customer to IBM for the Product. If such a claim is made or appears likely to be made [***] Customer agrees that IBM may, in IBM’s sole discretion: [***] (2) modify the Product; (3) replace the Product; or (4) require return of the Product for a credit equal to the purchase price paid by Customer to IBM for the Product. IBM has no obligation regarding any claim of infringement to the extent such claim is based on any of the following: (1) Items; (2) Customer’s modification of a Product or Service; (3) the combination, operation, or use of a Product with any product, data, or apparatus; (4) anything Customer provides which is incorporated into a Product; (5) IBM’s manufacture or modification of a Product in compliance with Customer’s written requirements; (6) the use of a Product in other than its specified operating environment; (7) the use or distribution of a Product by Customer in a country in violation of U.S. export laws; or (8) infringement by a non-IBM product alone, as opposed to its combination with Products IBM provides to Customer as a system. For such claims for which IBM has no obligation to indemnify Customer hereunder, Customer agrees to indemnify, defend, and hold harmless IBM against all money damages and costs resulting from any claim that any Product or Service infringes a patent or copyright of a third party provided that IBM (1) promptly notifies Customer, in writing, of the charge of infringement and (2) allows Customer to control and reasonably cooperates with Customer, at Customer’s expense, in the defense and any related settlement activities The foregoing states the entire obligation and exclusive remedy of IBM and Customer regarding any claim of patent or copyright infringement relating to any Product sold or Service provided.

9.2 Customer warrants that it has the necessary rights to all Items supplied to IBM hereunder and that to the best of Customer’s knowledge no part of such Items infringes any intellectual property rights of any third party.

10.0 LICENSE

10.1 Except to the extent that IBM shall be entitled to any implied licenses which enable it to perform its obligations under the terms of this agreement, no license, immunity or other right is granted herein to IBM or Customer whether directly or by implication, estoppel or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret, utility model, know-how, or other intellectual property rights.

11.0 TRADEMARK

11.1 Nothing in this Agreement grants either party any rights to use the other party’s trademarks or trade names, directly or indirectly, in connection with any product, prototype, service, promotion, publication or publicity without prior written approval of the other party or trademark owner.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 6 of 8

12.0 LIMITATION OF LIABILITY

12.1 IBM’s sole and total liability and Customer’s sole remedy for any and all causes of action shall be limited to actual direct damages not exceeding the applicable price paid to IBM by the Customer for the specific Products, Prototypes and/or Services that caused the damages and that are the subject matter of, and directly related to, the cause of action. This limitation will not apply to claims by Customer for bodily injury (including death) or damage to real or tangible personal property caused by the Products, Prototypes and/or Services and for which IBM is legally liable.

12.2 Neither party shall be entitled to any special, indirect, incidental, economic, consequential or punitive damages, including lost profits, based on any breach or default of the other party, even if such other party has been informed of their possibility, including those arising from infringement or alleged infringement of any patent, trademark, copyright, mask work, or other intellectual property rights. In addition, IBM will not be liable for any loss or damage to any records or data, or for any claim based on any third party claim except those described in the last sentence in Section 12.1 above.

13.0 TERMINATION

13.1 If either party materially breaches a term of this Base Agreement or an Attachment, the other party may, at its option, terminate this Agreement or any or all Attachments provided the party in breach is given written notice and fails to cure such breach within 30 days or immediately in the event of (i) insolvency, dissolution or liquidation by or against either party, (ii) any assignment of either party’s assets for the benefit of creditors, (iii) any act or omission of an act by a party demonstrating its inability to pay debts generally as they become due, (iv) any transfer of substantially all of either party’s business or assets to a third party. If IBM has a reasonable basis to believe any of the Items infringe an intellectual property right of any third party, [***].

13.2 If IBM terminates this Agreement or an Attachment pursuant to Section 13.1, IBM shall be entitled to treat any or all applicable outstanding purchase orders as if cancelled by Customer and Customer shall pay (i) all applicable IBM procurement costs, (ii) the quoted price applicable for any affected Products, Prototypes and/or Services delivered or ready for shipment, and (iii) the cancellation charges set forth in the applicable Attachment or Attachments. Monies owing IBM shall become immediately due and payable.

13.3 If Customer terminates this Agreement or an Attachment pursuant to Section 13.1, IBM will fill all applicable previously accepted purchase orders for Products, but IBM shall not be obligated to accept further applicable purchase orders after receiving notice.

13.4 This Base Agreement will continue after its termination or expiration with respect to any Attachments already in place until they expire, are terminated or completed. Provided that no monies are due IBM, applicable Items shall be disposed of as directed by Customer in writing at Customer’s expense after a termination or expiration.

14.0 EXPORT REGULATIONS

14.1 Regardless of any disclosure made by Customer to IBM of an ultimate destination of Products, Prototypes and technical data, Customer will not export either directly or indirectly any Product, Prototype or technical data, or any system incorporating them, without first obtaining all required licenses and permits from all relevant government agencies and departments. Customer must disclose to IBM in writing any intention to export any Products, Prototypes and technical data and ultimate destination at time of order. In addition, Customer warrants that Products and Prototypes are not for space or missile use, do not contain encryption, and do not relate to radiation hardened design, circuitry, manufacturing or testing.

14.2 Whenever IBM arranges for export or import, with respect to all relevant governmental and administrative authorities, including the United States and European Union, Customer: (1) recognizes that IBM may not know or have reason to know the intended function of Customer’s products and technical data and must rely on Customer to provide correct information for export and import of Products, Prototypes and technical data, (2) agrees to provide all information necessary to determine all relevant export authorizations and to export and import the Products, Prototypes and technical data, including as applicable the Export Classification Control Number (ECCN) and subheadings, and (3) agrees to assist

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 7 of 8

with obtaining any required licenses and authorizations for export and import of Products, Prototypes and technical data and with making any required filings. Customer shall be fully responsible for the correctness of information provided by Customer and any use of it to comply with applicable regulations.

14.3 FAILURE TO COMPLY WITH THE EXPORT REGULATIONS PROVISIONS ABOVE SHALL VOID ALL WARRANTIES PROVIDED BY IBM HEREIN WITH RESPECT TO SUCH EXPORTED PRODUCTS ONLY.

15.0 NOTICES

15.1 All communications and notices between the parties concerning this Agreement shall be given to the appropriate individual listed in the applicable Attachment and shall be deemed sufficiently made on the date personally served or sent via mail, facsimile or electronic data interchange. Communication by facsimile or electronic data interchange is acceptable as a “writing”. The autographs of representatives of the parties, as received by facsimile or electronic data interchange, shall constitute “original” signatures.

16.0 INDEPENDENCE OF ACTION

16.1 Each party agrees that this Agreement will not restrict the right of either party to enter into agreements with other parties for same or similar work, or to make, have made, use, sell, buy, develop, market or otherwise transfer any products or services, now or in the future, so long as confidential information is not disclosed. IBM shall not sell, market or otherwise transfer to any third party any Products using the trademark or trade name of Customer without Customer’s prior written consent.

17.0 GENERAL

17.1 With the exception of the terms and conditions of this Agreement, no information exchanged between the parties shall be considered confidential. Any exchange of confidential information must be made under a separate confidentiality agreement signed by the parties. Neither party shall disclose the terms or conditions of this Agreement without the other party’s prior written approval.

17.2 Each party shall comply, at its own expense, with all applicable United States (local, state and federal), European Economic Union, and other country or country group laws and regulations, and shall procure all licenses and pay all fees and other charges required thereby.

17.3 Except for Customer’s obligation to pay, neither party will be responsible for failing to perform under this Agreement for acts of God, natural disasters, or other similar causes beyond its reasonable control. [***]

17.4 The validity, construction, and performance of this Agreement will be governed by the substantive laws of the State of New York, United States as though this Agreement were executed in and fully performed within the State of New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Neither party will bring a legal action against the other more than one (1) year after the cause of action arose, except for actions for non-payment or to enforce intellectual property rights. Both parties waive the right to a jury trial in any dispute arising out of this Agreement. [***] The parties hereby consent to the personal jurisdiction of any such court and to service of process in the manner provided for the giving of notices pursuant to this Agreement in such jurisdictions. [***]

17.5 [***]

17.6 No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this Agreement.

17.7 If any part, term or provision of this Agreement is declared unlawful or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

17.8 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.9 All notices shall be in writing, sent in a manner that generates a reliable written or electronic receipt, and addressed to the attention of the individual signatories of this Agreement on behalf of the parties, unless either party specifies otherwise in an Attachment that notices for specific Products should be sent to the attention of a different addressee.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Signature Version	Page 8 of 8

17.10 Any terms of this Agreement which by their nature extend beyond expiration or termination of this Agreement shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.